BUSINESS CORPORATIONS ACT
(SECTION 27 OR 173)

FORM 4

ALBERTA
CONSUMER AND CORPORATE AFFAIRS

ARTICLES OF AMENDMENT

NAME OF CORPORATION:

1617437 ALBERTA LTD.

CORPORATE ACCESS NUMBER:

2016174373

ITEM NO. 1 OF THE ARTICLES OF THE ABOVE-NAMED CORPORATION IS AMENDED IN ACCORDANCE WITH SECTION 173(1)(A) OF THE *BUSINESS CORPORATIONS ACT* AS FOLLOWS:

Pursuant to Section 173(1)(A) of the *Business Corporations Act* (Alberta), item 1 of the Articles of Incorporation is hereby amended by changing the name of the Corporation by deleting it in its entirety and replaced with the following:

"ALTA DISPOSAL LTD."

DATE	SIGNATURE	TITLE
October 2, 2013	R.O. Drysdale Ross O. Drysdale	Legal Counsel / Director

FOR DEPARTMENTAL USE ONLY

FILED FILED
ALBERTA
Corporate Registry
Oct 2/13

Name Change Alberta Corporation - Registration Statement

Alberta Amendment Date: 2013/10/02

Service Request Number: 20357802
Corporate Access Number: 2016174373
Legal Entity Name: 1617437 ALBERTA LTD.
French Equivalent Name:
Legal Entity Status: Active

Alberta Corporation Type: Named Alberta Corporation
New Legal Entity Name: ALTA DISPOSAL LTD.
New French Equivalent Name:
Nuans Number: 109879420
Nuans Date: 2013/08/14
French Nuans Number:
French Nuans Date:

Professional Endorsement Provided:
Future Dating Required:

Annual Return

File Year	Date Filed
2013	2013/10/02
2012	2013/10/02

Attachment

Attachment Type	Microfilm Bar Code	Date Recorded
Share Structure	ELECTRONIC	2011/07/08
Restrictions on Share Transfers	ELECTRONIC	2011/07/08

Registration Authorized By: ROSS O DRYSDALE
SOLICITOR

Alberta Reservation Report / Rapport pour réservation en Alberta

'A DISPOSAL LTD.
.9879420 =ALTA=

COMPANY NAME / NOM DE L'ENTREPRISE JUR. | NO. | DATE | CITY / VILLE BUS. / ACT.	EP	TYPE	STATUS / STATUT	STAT. DATE / DATE EFF.
ALTA DISPOSAL LTD AB | 109879420 | 2013Au14 |			Prop.BEIREG	
TRI-ALTA DISPATCH AB | 0CRY068465 | 1982Oc26 |		TradeName	Active	
CLEARSTONE ENGINEERING LTD AB | 0202497962 | 1980Oc09 | CALGARY		Bus_Corp	Active	1989Jl05
ALTADORE MONTESSORI PRE-SCHOOL LTD AB | 108554909 | 2013Mr15 |			Prop.AMS	
ALTA LITE AB | 0CRY047455 | 1980De22 |		TradeName	Active	
ALTA EARTH WORKS INC AB | 2016700284 | 2012Al05 | ACME		Bus_Corp	Active	
ALBERTA DISPOSALS INC AB | 2012912065 | 2007Ja03 | CALGARY		Bus_Corp	Active	
ALTADORE MONTESSORI PRE-SCHOOL LTD AB | 2017365319 | 2013Mr15 | BEISEKER		Bus_Corp	Active	
ALBERTA DISPOSALS (SOUTHWEST) AB | TN15259997 | 2010Mr24 |		TradeName	Active	
ALTA DISTRIBUTORS AB | 0CAL017545 | 1966De05 |		TradeName	Active	
LPD ALBERTA LTD AB | 109572831 | 2013Jl10 |			Prop.ONESTOP	
LPD ALBERTA LTD AB | 0202235628 | 1980Mr20 |		Bus_Corp	Active	2013Jl16
ALTADORE SLIMS INCORPORATED AB | 2017558822 | 2013Jn18 | CALGARY		Bus_Corp	Active	
ALTA DESIGN INC CD | 0002614782 | 1990Jn12 | ANJOU		CBCA	Active	
ALBERTS & ASSOCIATES INC AB | 2016863041 | 2012Jn25 | CALGARY		Bus_Corp	Active	
ALTA LIFT TRUCK SERVICE AB | 0CRY012408 | 1976Ja19 |		TradeName	Active	
ALBERTA DISPOSAL LTD AB | 0200652063 | 1973Ja10 |		Bus_Corp	Historic	1974Jl18

Alberta Reservation Report / Rapport pour réservation en Alberta

COMPANY NAME / NOM DE L'ENTREPRISE JUR. / BUS.	NO. / ACT	DATE	CITY / VILLE	EP	TYPE	STATUS / STATUT	STAT. DATE / DATE EFF.
SASK.-ALTA.ELECTRIC LTD							
AB	0214688392	1990Se18	LLOYDMINSTER	SK	EP_Corp	Active	
ALTA-DOOR							
AB	0CRY074273	1983Al08			TradeName	Active	
ALBERTA AUTO TRANSPORT LTD							
AB	2013849001	2008Mr03	EDMONTON		Bus_Corp	Active	2012Jl04
ALTADORE ELEMENTARY SCHOOL PARENTS'ASSOCIATION							
AB	0504830506	1991Fe01	CALGARY		Society	Active	2005No21
ALBERTS DRYWALL							
AB	TN16420788	2011No19			TradeName	Active	
ALTA DISTRIBUTORS							
AB	0CRY052377	1981Ma19			Ptnrshp	Active	
ALTA-THERM INDUSTRIES							
AB	0TN4324794	1988No01			TradeName	Active	
ALBERTA TRUCK SERVICES INCORPORATED							
AB	0203679873	1987Jn18	EDMONTON		Bus_Corp	Active	
ALTA EXPERT ROOFING INC							
AB	2013572926	2007Oc18	CALGARY		Bus_Corp	Active	2010Jn02
ALBERT I.T. SERVICES INC							
AB	0208107003	1998De11			Bus_Corp	Active	
ALTA TILE							
AB	0CRY065852	1982Jl29			TradeName	Active	
ALTADORE GYMNASTIC CLUB							
AB	0500084041	1975Ma14	CALGARY		Society	Active	
ALBERTS (RED DEER) LTD							
AB	2011034622	2004Al20	EDMONTON		Bus_Corp	Active	
LBS (ALBERTA) INC							
AB	2016991750	2012Se06	CALGARY		Bus_Corp	Active	
ALTAGAS UTILITIES INC							
AB	0219344959	2001Ma15	CALGARY	CD	EP_Corp	Active	
ALTA AUTO GLASS							
AB	0CRY063882	1982Ma25			TradeName	Active	
ALTAGAS UTILITIES INC							
CD	0003877841	2001Al01	CALGARY		CBCA	Active	

Alberta Reservation Report / Rapport pour réservation en Alberta

TA DISPOSAL LTD.
9879420 =ALTA=

COMPANY NAME / NOM DE L'ENTREPRISE JUR. | NO. BUS. / ACT.	DATE	CITY / VILLE	EP	TYPE	STATUS / STATUT	STAT. DATE / DATE EFF.
B & D EQUIPMENT (ALBERTA) LTD AB | 0202992848	1983Se15	OLDS		Bus_Corp	Active	
ALTA ENGINEERING AB | 0PT8002164	1998Se18			Ptnrshp	Active	
D & S ALBERTA LTD AB | 2016010874	2011Al14	CALGARY		Bus_Corp	Active	
ALTADORE SLIMS INCORPORATED AB | 109208187	2013Ma29				Prop.RGUNLIM	
ALTA FLIGHTS LTD AB | 2016449494	2011De06	CALGARY		Bus_Corp	Active	
ALBERTS DRYWALL AB | 0CRY099191	1984De18			TradeName	Active	
ALTA WEST INDUSTRIES AB | PT16875676	2012Jl03			Ptnrshp	Active	
D & S INDUSTRIES (ALBERTA) LTD AB | 2016011104	2011Al14	CALGARY		Bus_Corp	Active	2011Ma26
ALTA D CONSULTING INC AB | 2011652662	2005Al19	OKOTOKS		Bus_Corp	Active	2012Au01
ALTA PLUMBING AB | 0CRY025505	1978Au31			TradeName	Active	
ALBERTS AUTO BODY (1989) AB | TN12863072	2006De07			TradeName	Active	
ALTA ENERGY PARTNERS CANADA LTD AB | 2016302123	2011Se20	CALGARY		Bus_Corp	Active	
E.D.A. ALBERTA (AN ASSOCIATION OF ECONOMIC DEVELOPERS) AB | 0502594898	1981Al01	CALGARY		Society	Active	
A-ALTA DOOR SERVICE AB | 0TN4864443	1991Fe27			TradeName	Active	
ALTA PLUMBING CO. AB | 0CRY081368	1983Oc20			TradeName	Active	
ST. ALBERT SELF STORAGE LTD AB | 0205374119	1992Jl31	WESTLOCK		Bus_Corp	Active	1992Oc23
ALTAGAS UTILITY HOLDINGS INC AB | 0217910041	1998Jn29	CALGARY	CD	EP_Corp	Active	

Alberta Reservation Report / Rapport pour réservation en Alberta

'A DISPOSAL LTD.
9879420 =ALTA=

COMPANY NAME / NOM DE L'ENTREPRISE	JUR.	NO BUS. / ACT.	DATE	CITY / VILLE	EP	TYPE	STATUS / STATUT	STAT. DATE / DATE EFF.
ALBERTS & ASSOCIATES	AB	0TN9045972	2000No03			TradeName	Active	
ALTA PLUMBING	AB	0EDM010429	1962Ma25			TradeName	Active	
ALTAGAS UTILITY HOLDINGS (NOVA SCOTIA) INC	AB	2010075873	2002Se16	CALGARY		Bus_Corp	Active	2002No26
ALBERTS PLUMBING & HEATING LTD	AB	2013420779	2007Au09	EDMONTON		Bus_Corp	Active	
ALTA-FAB STRUCTURES LTD	AB	0203171442	1984Jl31	NISKU		Bus_Corp	Active	1984Se24
ALBERTA DISTILLERS LIMITED	AB	2015778166	2011Ja01	CALGARY		Bus_Corp	Active	
ALTA. LIGHT WORK	AB	0CRY059363	1982Ja06			TradeName	Active	
ALTADORE BAPTIST CHURCH OF CALGARY, ALBERTA	AB	0540008067	1956Jn01	CALGARY		Rlgs_Scty	Active	
APS ALBERTA LTD	AB	0209687532	2002Ja14	LETHBRIDGE		Bus_Corp	Active	2005Al15
ALTA PUMP	AB	TN10421006	2003Al15			TradeName	Active	
ALBERTS SERVICE	AB	0CRY001795	1971Ma12			TradeName	Active	
ALTAGAS UTILITY GROUP INC	AB	2115794394	2011Ja05	CALGARY	CD	EP_Corp	Active	
ALTADORE AUTO SERVICE	AB	0CAL012082	1958Oc08			TradeName	Active	
CENTRAL ALBERTA TRANSPORT SERVICES INC	AB	108757804	2013Al08				Prop.OSLO	
ALTA. PROCESS SERVICE	AB	0CRY082031	1982Mr30			Ptnrshp	Active	
ALBERTA AUTO DEALS LTD	AB	2015877059	2011Fe15	EDMONTON		Bus_Corp	Active	
LORDIS INDUSTRIES (ALBERTA) INC	AB	109066675	2013Ma13				Prop.AB ACC	

…9879420 ALTA

…sses: 7

* This report does not constitute a Trade-mark reservation / Ce rapport ne constitue pas de réservation de marque de commerce

TRADE-MARK / MARQUE DE COMMERCE	APP. NO. / NO. APP.	REG. NO. / NO. ENR.	REG. DATE / DATE. ENR.	STATUS / STATUT	OWNER / PROPRIÉTAIRE	CLASSES	GOODS / PRODUITS
ALTA	0263769	TMA124261	1961No03	Expunged	MCKINLEY & TAYLOR LTD.	07.	A machine for automatically washing drinking glasses.
ALTALIS ;	1055118	TMA592799	2003Oc22		ALTALIS LTD.	09,42.	Digital maps and surveys, geographic and topographic data and maps>
ALTA-VIS	0261809	TMA128025	1962Se21	Expunged	CHEVRON CANADA LIMITED	04.	Lubricants namely, industrial lubricating oils.
ALTA-NET	0418390	TMA246852	1980Jn20		TELUS CORPORATION	38.	Telecommunications services.
ALTAVISTA	0812313	TMA537755	2000No27		YAHOO! INC.	09,35,37,38.	Computer hardware, computer software for use with local area, wide>
ALTALAW ;	0839637	TMA494634	1998Ma14		DOUGLAS M. DUHAMEL PRO	36,45.	Legal services, including criminal and civil litigation, real esta>
ALTA VISTA FORUM	0911120	TMA		Advertisd	THE CANADIAN MEDICAL A	01,02,03,04	
LYSALTA	1108181	TMA578627	2003Mr31		LYSALTA CAPITAL DEVELO	36.	Financial services namely financial planning, financial portfolio >
ALTALINK	1108218	TMA587271	2003Au14		ALTALINK, L.P.,	39,42.	Utility services, namely transmission of electricity; engineering >
ALTALINK ;	1108219	TMA589475	2003Se10		ALTALINK, L.P.,	39,42.	Utility services, namely transmission of electricity; engineering >
AV ALTA VISTA ;	1118902	TMA618930	2004Se08		ALTA VISTA	33.	Boissons alcooliques, nommement vins.
ALTA LIGHT	1145398	TMA598609	2004Ja06		BIG ROCK BREWERY LIMIT	06,09,14,16.	Brewed alcoholic beverages. (2) Clothing, namely, casual clothing.>
ALTA ;	1309237	TMA696455	2007Se13		ALTA GENETICS INC.	05,31,35,42;	Bull, sheep, and goat semen; cattle, sheep and goa>Operation of bus>
TRI-ALTA OILFIELD INDUSTRIES LTD. ;	1381681	TMA747937	2009Se17		TRI-ALTA OILFIELD INDU	06,07,09,37.	Submersible pumps, motors, isolators and gas separators and parts >
ALTA	0507272	TMA289825	1984Al13		STOROPACK HANS REICHEN	16.	Packing materials, namely pourable upholstery materials.
ALTA ;	0791772	TMA485645	1997No17	Expunged	ALTA I.D. ENTERPRISES	29,30,33.	Olive oil, olive husk oil, seed oil, pasta, biscotti, pickles, oil>
ALTACRETE	1547519	TMA		DefAllowd	INTEGRATED MINERALS TE	01,37.	Soil stabilizers for use in road construction, embankment stabiliz>

*** This report does not constitute a Trade-mark reservation / Ce rapport ne constitue pas de réservation de marque de commerce**

TRADE-MARK / MARQUE DE COMMERCE	APP. NO. / NO. APP.	REG. NO. / NO. ENR.	REG. DATE / DATE. ENR.	STATUS / STATUT	OWNER / PROPRIÉTAIRE	CLASSES	GOODS / PRODUITS
GENALTA ENERGY STUDY	1637809	TMA		Formalizd	GENALTA POWER INC.	09,16,35,39.	Engineering reports, paper and electronic engineering documentatio>
ALTA	0316069	TMA165959	1969Oc31	Expunged	MCKINLEY & TAYLOR LTD.	01,09,11,12.	Glass washer, beverage containers, scrub sinks, crib ward counters>
ALTAMIRA	0784777	TMA463830	1996Se27		BANQUE NATIONALE DU CA	36.	Investment services, namely sale and management of investments.
ALTA MODA	0819512	TMA515301	1999Au25		STEIN NOVELTY IMPORTIN	18.	Handbags, luggage, sports bags, travel bags, backpacks, wallets.
MANITOBA INSTITUTE OF CHILD HEALTH LOGO	0913805	TMA		Advertisd	THE CHILDREN'S HOSPITA	01,02,03,04	
TRANSALTA	1022735	TMA549904	2001Au17		TRANSALTA CORPORATION,	01,04,07,09.	Electric and thermal energy, namely, coal and gas-fired hydro and >
ALTAVIA	1032834	TMA621179	2004Se30		PBE	35,	Services d'agence de publicite et de promotion pour des tiers (sau>
ALTAIR	1096131	TMA596661	2003De05		SONIC INNOVATIONS, INC	10.	Hearing aids.
ALTAVISTA ;	1158962	TMA654791	2005De09		YAHOO! INC.	35,39,42,44,	Promoting the goods and services of others by placing advertisemen>
ACUVUE EYE HEALTH ADVISOR ;	1255023	TMA677718	2006No28		JOHNSON & JOHNSON, A L	09,16,41,44.	Contact lenses; cd-roms on eye care practice and vision correction>
ZINIO RIOJA ALTA ;	1378307	TMA767959	2010Ma27		BODEGAS PATROCINIO, S.	33,39.	Wine.Storage, distrib>
ALTAIRE	1517973	TMA		Allowed	PIPER AIRCRAFT, INC.	12.	Airplanes and structural parts therefor.
THE ALL-IN-ONE CLEANER THAT CLEANS IT AL	0677271	TMA494608	1998Ma14		TECHTRONIC FLOOR CARE	07.	Electrical vacuum cleaners.
ALTA;	0550058	TMA322386	1987Ja02	Expunged	THE GUARANTEE COMPANY	36.	Insurance services namely, property, casualty and surety bonding s>
TOWN OF BOW ISLAND ;	0911629	TMA		Advertisd	TOWN OF BOW ISLAND	01,02,03,04	
ALTA NATURAL	1109287	TMA589037	2003Se05		ALTA NATURAL HERBS & S	01,03,04,05.	Vitamins and mineral supplements; nutritional and herbal supplemen>
ALTA	0585089	TMA346080	1988No18	Expunged	ALTA CHEMICAL CORPORAT	01.	Chemicals, namely graphic arts, phototypesetting, microfilm, colou>

TERMS AND CONDITIONS

Definitions:
'Customer' refers to a person, firm or other entity who receives a NUANS Report directly or indirectly from HP pursuant to a written agreement with HP, or who relies on such Report without the benefit of any written agreement with HP.

"HP" shall at all times refer to Hewlett-Packard (Canada) Co.

(a) There are no representations or warranties, expressed or implied, oral or written, in fact or by operation of law or otherwise, except as herein expressly stated. In no event shall HP be liable for any indirect, special or consequential damages for any reason whatsoever including any damages arising out of Customer's access to or use of services, data or reports provided under the Agreement between the Customer and HP, including responsibility or liability resulting from the inaccuracy and/or omissions of NUANS Reports or NUANS Database Pre-Searches.

(b) HP'S liability for direct damages resulting from HP'S negligence or breach of contract in the execution of services (including delivery of data and reports) under its Agreement with the Customer shall be limited to the total charge for the services giving rise to the loss or damage.

(c) Where a Customer is required to re-order a NUANS Report because the Customer did not receive the first report or because of a demonstrable omission or inaccuracy therein, HP'S sole liability in the case of non-receipt by Customer shall be to waive all charges with respect thereto, provided that in all such cases HP shall not be liable for any failure in the case of an Act of God, riots, insurrection, or any other event beyond HP'S direct control, and provided in all cases that the Customer provide HP with satisfactory evidence of one of the above-mentioned failures within fifteen (15) days of the alleged [illegible] of such failure.

(d) The Customer agrees to indemnify HP and to hold it harmless from any loss or liability to the Customer, or to any third parties for any injuries or damages not caused by HP'S negligence which result from the Customer's access to or use of any such report or data and operation of any machines in the control of HP, from the Customer's use of HP'S premises or premises which HP is authorized to use, or from any error or inaccuracy in the preparation and formulation of a request for a NUANS Report.

(e) The Customer acknowledges that HP is subject to certain time and other restrictions in compiling its data base for purposes of delivering a NUANS Report or a NUANS Database Pre-Search and the Customer shall so advise any third party to whom it disseminates such Report or Pre-Search. HP shall not be held liable by the Customer or by any third party for the failure of a NUANS Report or a NUANS Database Pre-Search to disclose any name with prior rights. HP expressly excludes all liability and damages resulting from the inaccuracy or incompleteness of, or omissions from, any NUANS Report.

CONDITIONS GÉNÉRALES

Définitions:
On entend par « client » une personne, une entreprise ou toute autre entité qui reçoit directement ou indirectement de HP un rapport NUANS en conformité avec une entente écrite avec HP, ou qui compte sur un tel rapport sans avoir conclu d'entente écrite avec HP.

Le terme « HP » fait toujours référence à Hewlett-Packard (Canada) Cie

(a) Sauf mention contraire dans le présent contrat, HP ne reconnaît aucune représentation ni garantie expresse ou implicite, verbale ou écrite, dans les faits ou par l'effet de la loi ou de toute autre disposition. HP ne peut en aucun cas être tenue responsable de dommages spéciaux, indirects ou accessoires, dont les dommages résultants de l'obtention ou de l'utilisation par le client des données, rapports ou services fournis en vertu des présentes, y compris toute responsabilité découlant d'inexactitudes ou d'omissions dans les rapports NUANS ou dans les rapports de recherche préliminaire NUANS.

(b) La responsabilité de HP pour tout dommage direct résultant de la négligence de HP ou de la violation du contrat dans l'exécution des services (y compris la fourniture de données et de rapports) en vertu des présentes sera limitée au montant total des frais exigés pour les services qui ont donné lieu à la perte ou au dommage.

(c) Si le client est obligé de redemander un rapport NUANS parce que HP a omis de produire le premier rapport selon ses obligations, la seule responsabilité de HP consistera à renoncer à tous les frais associés à cette demande, à condition que HP soit exemptée de toute responsabilité si le manquement est dû à un cas de force majeure, à des émeutes, à des insurrections ou à toute autre cause indépendante de la volonté de HP; par ailleurs, le client sera aussi tenu de fournir à HP des pièces justificatives satisfaisantes d'un tel manquement dans un délai de quinze (15) jours suivant la date prétendue de chaque manquement.

(d) Le client convient d'indemniser HP et de le dégager de toute responsabilité découlant d'une perte ou d'une obligation pour le client ou une tierce partie en raison de blessures ou de dommages qui ne résultent pas de la négligence de HP, mais plutôt du fait que le client a obtenu et utilisé le rapport ou les données et a fait fonctionné de l'équipement sous le contrôle de HP, qu'il a utilisé les locaux de HP ou des locaux que HP est autorisée à utiliser, ou qu'une erreur ou une inexactitude s'est glissée dans la préparation ou la formulation d'une demande de rapport NUANS.

(e) Le client reconnaît que HP est soumise à certaines restrictions liées au temps et à d'autres facteurs lorsqu'elle compile sa base de données en vue de produire un rapport NUANS ou un rapport de recherche préliminaire NUANS et il devra donc en prévenir toute tierce partie à qui il transmet le rapport NUANS ou le rapport de recherche préliminaire NUANS. HP ne peut être tenue responsable par le client ou toute tierce partie en cas d'omission de divulgation dans le rapport NUANS ou le rapport de recherche préliminaire NUANS de toute dénomination et remarque de commerce avec droit prioritaire. HP décline expressément toute responsabilité découlant d'inexactitudes ou d'omissions dans le rapport NUANS.

Abbreviation/Abréviation	English Term	Terme français
	Company Name	Nom de l'entreprise
Jur.	Jurisdiction Code	Code de juridiction
No.	Company Number	Numéro de l'entreprise
Date	Incorporation Date	Date d'incorporation
	City	Ville
EP	Extra-Provincial Code	Code extra-provincial
Type	Company Type	Type de l'entreprise
Status/Statut	Legal Status	Statut légal
Stat Date/Date eff	Status Date	Date effective
Bus./Act.	Line of Business	Secteur d'activité

Abbreviation/Abréviation	English Term	Terme français
	Trade-mark	Marque de commerce
App.No./No.app.	Application Number	Numéro d'application
Reg.No./No.enr.	Registration Number	Numéro d'enregistrement
Reg.Date/Date.enr	Registration Date	Date d'enregistrement
	Status	Statut
	Owner name	Propriétaire
Classes	Nice Class Codes	Codes des classes Nice
Goods/Produits	Goods and Services	Produits et services

[illegible]est NUANS update dates / Dernière mise à jour de NUANS

AB Bus. 2013Au12 AB Corp. 2013Au12 CD 2013Au14 OSFI 2011Oc21
TM Update/Mise à jour des MC 2013Au13 App. No./No. App. 1638600 Filed/Déposée 2013Au07